Exhibit 99.2

Contacts:	Shannon Lapierre	Olivia Bellingham
	Public Relations	Investor Relations
	(631) 342-3839	(631) 342-4687
	shannon.lapierre@ca.com	olivia.bellingham@ca.com
CA INCREASES SHARE REPURCHASE PROGRAM BY $200 MILLION
CA to Buy Back up to $600 Million in Stock in FY06
ISLANDIA, N.Y., October 25, 2005 — Computer Associates International, Inc. (NYSE: CA) today announced that its Board of Directors has authorized the repurchase of an additional $200 million in Company shares during fiscal year 2006, for an annual total of up to $600 million. In April 2005, the Company announced its Board had authorized the repurchase of up to $400 million in Company shares for FY06, and the doubling of its annual cash dividend to $0.16 per share.
“The additional stock repurchase authorization reflects our continued confidence in the Company’s market opportunity and long-term strategy,” said CA President and CEO John Swainson. “CA’s stock repurchase program is just one of the efforts underway aimed at enhancing shareholder value and we expect it will provide a meaningful benefit to our long-term shareholders.”
Fiscal year 2006 to date, CA has repurchased approximately $300 million in Company stock.
About CA
Computer Associates International, Inc. (NYSE: CA), one of the world’s largest management software companies, delivers software and services across operations, security, storage, life cycle and service management to optimize the performance, reliability and efficiency of enterprise IT environments. Founded in 1976, CA is headquartered in Islandia, N.Y., and serves customers in more than 140 countries. For more information, please visit http://ca.com.
Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this communication (such as statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) constitute “forward-looking statements.” A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the risks and uncertainties associated with the CA deferred prosecution agreement with the United States Attorney’s Office of the Eastern District, including that CA could be subject to criminal prosecution or civil penalties if it violates this agreement; the risks and uncertainties associated with the agreement that CA entered into with the Securities and Exchange Commission (“SEC”), including that CA may be subject to criminal prosecution or substantial civil penalties and fines if it violates this agreement; civil litigation arising out of the matters that are the subject of the Department of Justice and the Securities and Exchange Commission investigations, including shareholder derivative litigation; changes to the compensation plan of CA’s sales organization may encourage behavior not anticipated or intended as it is implemented; CA may encounter difficulty in successfully integrating acquired companies and products into its existing businesses; CA is subject to intense competition in product and service offerings and pricing and increased competition is expected in the future; certain software that CA uses in daily operations is licensed from third parties and thus may not be available to CA in the future, which has the potential to delay product development and production; if CA’s products do not remain compatible with ever-changing operating environments, CA could lose customers and the demand for CA’s products and services could decrease; CA’s credit ratings have been downgraded and could be downgraded further which would require CA to pay additional interest under its credit agreement and could adversely affect CA’s ability to borrow; CA has a significant amount of debt; the failure to protect CA’s intellectual property rights would weaken its competitive position; CA may become dependent upon large transactions; general economic conditions may lead CA’s customers to delay or forgo technology upgrades; the market for some or all of CA’s key product areas may not grow; third parties could claim that CA’s products infringe their intellectual property rights; fluctuations in foreign currencies could result in transaction losses; and the other factors described in CA’s Annual Report on Form 10-K for the year ended March 31, 2005, and any amendment thereto, and in its most recent quarterly report filed with the SEC. CA assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.
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© 2005 Computer Associates International, Inc. One Computer Associates Plaza, Islandia, N.Y. 11749. All trademarks, trade names, service marks, and logos referenced herein belong to their respective companies.
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